K&L|GATES                       Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                1601 K Street NW
                                Washington, DC 20006-1600
                                T 202.778.9000     www.klgates.com


                               February 28, 2007


Neuberger Berman Income Funds
605 Third Avenue, Second Floor
New York, NY  10158-0180


Ladies and Gentlemen:

      We have acted as counsel to Neuberger Berman Income Funds, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 53 to the Trust's Registration Statement on Form N-1A (File Nos. 002-85229; 811-03802) (the "Post-Effective Amendment"), registering an indefinite number of shares of beneficial interest of the series and classes of the Trust that are shown on Schedule A hereto (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

      You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument, as amended, and Bylaws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal law of the United States of America and the law of the State of Delaware that, in our experience, generally is applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

      2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

Neuberger Berman Income Funds
February 28, 2007
Page 2

      This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                             Very truly yours,

                             /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

                             Kirkpatrick & Lockhart Preston Gates Ellis LLP

                                   SCHEDULE A

-------------------------------------------------------------------------------------
                SERIES                                    CLASSES
-------------------------------------------------------------------------------------
Lehman Brothers Core Bond Fund                Investor Class and Institutional Class
-------------------------------------------------------------------------------------
Lehman Brothers High Income Bond Fund                     Investor Class
-------------------------------------------------------------------------------------
Lehman Brothers Municipal Money Fund                      Investor Class
-------------------------------------------------------------------------------------
Lehman Brothers Municipal Securities Trust                Investor Class
-------------------------------------------------------------------------------------
Lehman Brothers National Municipal Money Fund             Reserve Class
-------------------------------------------------------------------------------------
Lehman Brothers New York Municipal Money Fund             Investor Class
-------------------------------------------------------------------------------------
Lehman Brothers Short Duration Bond Fund          Investor Class and Trust Class
-------------------------------------------------------------------------------------
Lehman Brothers Strategic Income Fund          Institutional Class and Trust Class
-------------------------------------------------------------------------------------
Lehman Brothers Tax-Free Money Fund                       Reserve Class
-------------------------------------------------------------------------------------
Neuberger Berman Cash Reserves                            Investor Class
-------------------------------------------------------------------------------------
Neuberger Berman Government Money Fund                    Investor Class
-------------------------------------------------------------------------------------